                                                                    EXHIBIT 10.8

                          TAL INTERNATIONAL GROUP, INC.

                         INVESTOR SUBSCRIPTION AGREEMENT

     THIS INVESTOR SUBSCRIPTION AGREEMENT, dated as of November 3, 2004 (this
"Agreement"), is made by and among TAL International Group, Inc., a Delaware corporation (the "Company"), whose address is c/o The Jordan Company, L.P., 767
Fifth Avenue, 48th Floor, New York, New York 10153, and the persons and entities whose names are set forth on Exhibit I hereto (collectively the "Shareholders").

     1. Share Subscriptions.

         (a) Each Shareholder herewith subscribes for the number of shares set forth opposite such Shareholder's name in Exhibit I hereto of the Company's
Common Stock, par value $0.001 per share (the "Common Stock"), at a purchase price of U.S. $1.00 per share and tenders cash in consideration of the subscription for such shares of Common Stock.

         (b) Each Shareholder herewith subscribes for the number of shares set forth opposite such Shareholder's name in Exhibit I hereto of the Company's
Series A 12% Cumulative Senior Preferred Stock, $0.001 par value (the "Preferred
Stock" and, together with the Common Stock, the "Shares"), at a purchase price of U.S. $1,000.00 per share and tenders cash in consideration of the subscription for such shares of Preferred Stock.

         (c) Each Shareholder acknowledges to the Company and the other
Shareholders that such Shareholder understands and agrees, as follows:

THE SHARES HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS. THE
SHARES ARE VERY SPECULATIVE AND RISKY. THERE IS NO PUBLIC OR OTHER MARKET FOR
THE SHARES NOR IS ANY LIKELY TO DEVELOP. THE COMPANY AND ITS SUBSIDIARIES HAVE
BORROWED A SUBSTANTIAL PORTION OF THE FUNDS USED TO OPERATE ITS BUSINESS. EACH
SHAREHOLDER ACKNOWLEDGES THAT SUCH SHAREHOLDER MAY AND CAN AFFORD TO LOSE SUCH
SHAREHOLDER'S ENTIRE INVESTMENT IN THE SHARES AND THAT SUCH SHAREHOLDER
UNDERSTANDS SUCH SHAREHOLDER MAY HAVE TO HOLD THIS INVESTMENT INDEFINITELY.

     2. Seacon Claw-Back.

         (a) If upon an Exit the ROIC of the Resolute Investors with respect to their equity securities in the Company, whether purchased hereunder or purchased directly from the Company at any time in the future pursuant to an equity issuance by the Company (and for the avoidance of doubt shall not include any purchase of equity securities by the Resolute Investors from any Seacon
Investor, any other Resolute Investor or any third party) is less than the minimum amounts specified in clause (b) below, then the Resolute Investors shall have the

option of purchasing from the Seacon Investors the shares of Common Stock purchased by them pursuant to this Agreement and all proceeds of such shares other than Cash Dividends (as defined in the Escrow Agreement) (as defined below)) at a purchase price of $0.01 per share (the "Claw-Back Option"). The number of shares of Common Stock subject to the Claw-Back Option shall be equal to the minimum number of shares of Common Stock that would enable the Resolute
Investors to achieve the ROIC specified in clause (b) below as of the date of any Exit, but in any event, shall not be more than 4,875 shares of Common Stock being purchased by the Seacon Investors hereunder, subject to adjustment for stock splits, combinations, stock dividends, recapitalizations and similar transactions (the "Option Shares").

         (b) For purposes of this Section 2, the minimum ROICs that will trigger the Claw-Back Option are as follows:

               (i) If the Exit occurs after the date hereof but prior to the three-year anniversary of the date hereof, then the minimum ROIC shall be equal to two (2) times the amount of the Resolute Investors' invested capital in the
Company; provided that if an Exit, other than an Exit specified in clause (iii)
of the definition of "Exit", occurs after the date hereof but prior to the one-year anniversary of the date hereof, then the minimum ROIC shall be equal to one and one-half (1 1/2) times the amount of the Resolute Investors' invested capital in the Company

               (ii) If the Exit occurs on or after the three-year anniversary of the date hereof but prior to the four-year anniversary of the date hereof then the minimum ROIC shall be equal to two and one-half (2 1/2) times the amount of the Resolute Investors' invested capital in the Company;

               (iii) If the Exit occurs on or after the four-year anniversary of the date hereof but prior to the five-year anniversary of the date hereof then the minimum ROIC shall be equal to two and three-fourths (2 3/4) times the amount of the Resolute Investors' invested capital in the Company; and

               (iv) If the Exit occurs on or after the five-year anniversary of the date hereof then the minimum ROIC shall be equal to an amount or amounts that produce a compounded annual internal rate of return on the Resolute
Investors' invested capital in the Company of at least twenty percent (20%).

         (c) The Resolute Investors may exercise the Claw-Back Option upon the occurrence of an Exit by sending a written notice thereof to the Seacon
Investors (the "Exercise Notice"), which Exercise Notice shall specify the number of Option Shares being purchased thereunder. Any Exercise Notice may be sent to the Seacon Investors on or prior to the occurrence of an Exit and may be conditioned on the consummation of the Exit. The purchase option under this
Section 2 shall be allocated among the Resolute Investors pro rata based on the number of shares of Common Stock held by them at the date of exercise of the
Claw-Back Option.

         (d) For purposes of this Section 2, the following terms shall have the corresponding meanings:

                                      -2-

               (i) "Exit" shall mean (i) the sale by the Resolute Investors of all of their equity securities in the Company, (ii) the sale of all or substantially all of the assets of the Company or (iii) the expiration of any lock-up period or other transfer restrictions whether imposed by law or agreement in connection with the consummation of initial public offering by the
Company in which all outstanding Preferred Stock is redeemed in full for cash.

               (ii) "Resolute Investors" shall mean The Resolute Fund, L.P., The
Resolute Fund Singapore PV, L.P., The Resolute Fund Netherlands PV I, L.P., The
Resolute Fund Netherlands PV II, L.P., The Resolute Fund NQP, L.P., JZ Equity
Partners PLC, Fairholme Partners, L.P., Fairholme Ventures II, LLC, Fairholme
Holdings, Ltd., Edgewater Private Equity Fund III, L.P., Edgewater Private
Equity IV, L.P., and their respective affiliates and Permitted Transferees (as defined in the Shareholder Agreement (as defined below)). For the avoidance of doubt, the rights granted to the Resolute Investors under this Section 2 shall be transferable to their Permitted Transferees in connection with a permitted transfer of their equity securities in the Company.

               (iii) "ROIC" shall mean (i) the actual amount of the purchase price received by the Resolute Investors (net of all purchase price adjustments, whether positive or negative) in a sale of the equity securities of the Company, net of the Resolute Investors' pro rata portion of any reasonable investment banking, broker, finder, attorneys, accounting and other fees and expenses incurred in connection with such sale and (ii) all dividends or other distributions or redemption proceeds received by the Resolute Investors with respect to their equity securities of the Company. Proceeds shall not include any monitoring or transaction fees received by the Resolute Investors and shall not include the assumption of debt or any reasonable amounts paid in respect of a non-compete agreement, transition services, consulting arrangements or similar arrangements. Proceeds may be cash, stock, notes, or other securities or property and shall be valued at their fair market value, as determined by the
Board of Directors of the Company in good faith.

               (iv) "Seacon Investors" shall mean shall mean Seacon Holdings
Limited and its affiliates and its Permitted Transferees. For the avoidance of doubt, the obligations imposed on the Seacon Investors under this Section 2 shall be binding on their Permitted Transferees in connection with a permitted transfer of the Option Shares.

         (b) As a condition precedent to the effectiveness of this Agreement, the Seacon Investors shall execute and deliver to the Resolute Investors an
Escrow Agreement in the form of Exhibit II hereto (the "Escrow Agreement") in order to secure the performance of the Seacon Investor's obligations under this
Section 2 and shall deliver the Option Shares to the Escrow Agent under the
Escrow Agreement with stock powers duly endorsed in blank.

     3. Proposed Transactions.

         (a) This Agreement references certain pertinent documents as well as applicable laws and regulations. Each Shareholder acknowledges to the Company and the other Shareholders that such references are not summaries or complete and are qualified in their entirety by the complete texts of the documents, laws and regulations so summarized.

                                      -3-

         (b) Each Shareholder acknowledges to the Company and the other
Shareholders that such Shareholder has had ample opportunity to ask questions regarding each of the following documents:

               (i) Amended and Restated Certificate of Incorporation of the
Company;

               (ii) Bylaws of the Company;

               (iii) Stock Purchase Agreement, dated as of July 10, 2004, by and between TA Leasing Holding Co., Inc. and Klesch & Company Limited, as amended, including all exhibits and schedules thereto (the "Stock Purchase Agreement");

               (iv) Shareholders Agreement, dated as of the date hereof, by and among the Company and the Shareholders, including all exhibits and schedules thereto (the "Shareholder Agreement");

               (v) Management Subscription Agreement, dated as of the date hereof, by and among the Company and the management shareholders named therein, including all exhibits and schedules thereto (the "Management Subscription
Agreement");

               (vi) Management Consulting Agreement, dated as of the date hereof, by and among the Company, its Related Companies and The Jordan Company,
L.P. ("TJC"), including all exhibits and schedules thereto (the "TJC Management
Consulting Agreement");

               (vii) Management Advisory Agreement, dated as of the date hereof, by and among the Company, its Related Companies and the advisor party thereto, including all exhibits and schedules thereto (the "Advisory Agreement");

               (viii) Transaction Fee Agreement, dated as of the date hereof, by and between the Company and Seacon Holdings Limited (the "Seacon Fee
Agreement");

               (ix) Senior Subordinated Credit Agreement, dated as of November
3, 2004, by and among the Company and the lenders named therein, as such agreement may be amended, waived or otherwise modified or refinanced from time to time and all other agreements and documents related thereto (the "Loan
Agreement");

               (x) Credit Agreement, dated as of November 3, 2004, by and among the Company, Fortis Bank, as Agent, Transamerica Leasing Inc. and TranOcean
Limited, as such agreement may be amended, waived or otherwise modified or refinanced from time to time and all other agreements and documents related thereto (the "Credit Agreement");

               (xi) The Company's 2004 Management Stock Plan (the "Management
Stock Plan"); and

               (xii) This Agreement and all exhibits and schedules hereto.

                                      -4-

         The documents referred to in (i) through (xii) are hereinafter collectively referred to as the "Operative Documents", except that, for purposes of Section 5(e) only, this Agreement will not be considered an Operative
Document.

     4. Shareholder Representations, Warranties and Covenants. Each Shareholder
represents, warrants and covenants to the Company and each other Shareholder that:

         (a) Such Shareholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly authorized, executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         (b) Such Shareholder will not (i) transfer any Shares if such transfer would result in a default by the Company or its subsidiaries under any of the provisions of the Operative Documents, (ii) except as required or contemplated by the Operative Documents, grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing his obligations under any of the
Operative Documents, or would result in a default by the Company or its subsidiaries under the provisions of any of the Operative Documents. Each
Shareholder further agrees that such Shareholder's ability to transfer Shares is subject to the limitations, restrictions and conditions of the Shareholder
Agreement and the other Operative Documents.

         (c) Such Shareholder has no pending or threatened claim, complaint, action, suit, proceeding, hearing or investigation against the Company or its subsidiaries for any period prior to the date hereof, nor does such Shareholder intend to bring or file any claim, complaint, action, suit, proceeding, hearing or investigation against the Company or its subsidiaries for any period prior to the date hereof.

         (d) The Company has afforded such Shareholder and such Shareholder's advisors, if any, the opportunity to discuss an investment in the Shares and to ask questions of representatives of the Company concerning the terms and conditions of the offering of the Shares and the Operative Documents, and such representatives have provided answers to all such questions concerning the offering of the Shares and the Operative Documents. Such Shareholder has
consulted its own financial, tax, accounting and legal advisors, if any, as to such Shareholder's investment in the Shares and with the Operative Documents and the consequences thereof and risks associated therewith. Such Shareholder and such Shareholder's advisors, if any, have examined or have had the opportunity to examine before the date hereof the Operative Documents and all information that such Shareholder deems to be material to an understanding of the Company and its subsidiaries, the proposed business of the Company and its subsidiaries,

                                      -5-

and the offering of the Shares. Such Shareholder also acknowledges that to such
Shareholder's knowledge there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of the Company regarding an investment in the Shares.

         (e) Such Shareholder represents to the Company and the other shareholders of the Company that it knows and understands and has given full consideration to and has had the opportunity to ask questions of any person authorized to act on behalf of the Company concerning any aspect of the transactions with affiliates being consummated by the Company in connection with the Shareholders Agreement, the Loan Agreement, the Credit Agreement, the
Management Subscription Agreement, the TJC Management Consulting Agreement, the
Advisory Agreement, the Management Subscription Agreement, the Seacon Fee
Agreement and the Management Stock Plan, including all agreements, obligations, covenants and arrangements contained therein or contemplated thereby, including all exhibits and schedules thereto (collectively, the "Affiliate Transaction
Agreements").

     5. Risk Factors and Other Considerations: Each Shareholder acknowledges to the Company and the other Shareholders that:

         (a) (i) The Company's subsidiaries are the Company's only material assets, and that the Company and certain of its subsidiaries have borrowed a substantial portion of the funds used to effect the purchase by the Company's subsidiaries of the shares listed in the Stock Purchase Agreement; (ii) it is unlikely that dividends will be paid on the Shares; (iii) there is no legal requirement or promise made by the Company to declare or pay such dividends and such dividends may not in any event be paid if such payment would violate any term of the Operative Documents; and (iv) certain of the Operative Documents severely restrict the ability of the Company to make any dividend or redemption payments on the Shares in any case and such payment may be further restricted by future agreements or instruments binding on the Company or its subsidiaries.

         (b) Any financial projections or forecasts with respect to the Company and its subsidiaries are only forecasts prepared by management, which are subject to many assumptions and factors beyond the Company's and its subsidiaries' control, and that there can be no assurances that these forecasts will be realized.

         (c) An investment in the Shares is a speculative investment which involves a high risk of loss and that on and after the date hereof, there will be no public market for the Shares and the Company does not contemplate that a public market will develop.

         (d) Such Shareholder has given full consideration to and has had the opportunity to ask questions of any person authorized to act on behalf of the
Company concerning any aspect of the transactions with affiliates being consummated by the Company in connection with the Affiliate Transaction
Agreements.

                                      -6-

         (e) The Operative Documents and any other agreement or instrument that may restrict the ability of the Company to make any dividend or redemption payments may be created, amended, modified or supplemented, from time to time, and may be refinanced, extended or substituted, from time to time, without notice to, or the consent or approval of, the Shareholders.

     6. Securities Law and Other Matters. Each Shareholder represents and warrants to the Company and the other Shareholders that:

         (a) Such Shareholder is an "accredited investor", as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended
(the "Securities Act").

         (b) (i) Such Shareholder used no "purchaser's representative" (as that term is used in Regulation D under the Securities Act) in connection with the transactions contemplated by the Operative Documents; (ii) such Shareholder has substantial knowledge and experience in financial, investment and business matters, and specifically in the business of the Company and its subsidiaries, and has the requisite knowledge and experience to evaluate the risks and merits of its investment in the Shares; (iii) the decision of such Shareholder to purchase the Shares hereunder has been made by such Shareholder independent of any other Shareholder and independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries which may have been made or given by any Shareholder or other person.

         (c) (i) The Shares being purchased by such Shareholder hereunder have not been registered under the Securities Act on the ground that the sales of
Shares pursuant to this Agreement are exempt under Section 4(2) of the
Securities Act as not constituting a distribution, and that the Company's reliance on such exemption is predicated in part on each Shareholder's representation which such Shareholder herewith makes that the Shares have been acquired solely by and for the account of such Shareholder for investment purposes only, and are not being purchased for subdivision, fractionalization, resale or distribution and other than as expressly set forth in the Operative
Documents, such Shareholder has no contract, undertaking, agreement or arrangement with any other Shareholder to sell, transfer or pledge to such other
Shareholder or anyone else the Shares being sold to such Shareholder (or any part thereof), and such Shareholder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement; (ii) the Shares being sold to such Shareholder must be held indefinitely unless they are subsequently registered under the Securities Act or a transfer is made pursuant to an exemption from such registration, including, for example, pursuant to Rule
144 thereunder and that except as set forth in the Shareholders Agreement, the
Company has no agreements in respect of registering the Shares under Federal or state law; and (iii) such Shareholder's financial condition is such that such
Shareholder is not under any present necessity or constraint, and does not foresee in the future any necessity or constraint, to dispose of the Shares to satisfy any existing or contemplated debt or undertaking.

         (d) In the event that in the future the Company engages in any negotiation or transaction (including a merger or consolidation or other reorganization by or of the Company) in which Regulation D under the Securities
Act may or will be available to the Company, each of the Shareholders who is not then a professional investor agrees irrevocably (and with the

                                      -7-

knowledge and intention that the other holders of the Company's stock of all classes will rely thereon in making their respective present investment decisions) that such Shareholder will, within five (5) business days of notice from the Company, which notice may be given in the sole discretion of the
Company, appoint a purchaser's representative or representatives who shall be qualified and acceptable to the Company and any other person(s) who is (are)
involved in the proposed transaction so that the maximum benefits of Regulation
D under the Securities Act shall be available to the Company and all of its
Shareholders.

     7. Registration Rights. The Shares have not been registered under the
Securities Act nor any state securities laws and, in consequence thereof, all of the Shares must be held indefinitely unless (a) subsequently registered under the Securities Act or other applicable federal and state securities laws or (b)
exemptions from such registration are available at the time of a proposed sale or transfer thereof. Except as set forth in the Shareholders Agreement, the
Company has no agreements in respect of a registration statement under either federal or state law.

     8. Legend. All certificates representing the Shares shall be endorsed as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE
TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A SHAREHOLDERS
AGREEMENT, DATED AS OF NOVEMBER 3, 2004, AMONG THE COMPANY AND ITS SHAREHOLDERS
AND A SUBSCRIPTION AGREEMENT, DATED AS OF NOVEMBER 3, 2004, AMONG THE COMPANY
AND CERTAIN OR ITS SHAREHOLDERS. A COPY OF THE ABOVE REFERENCED AGREEMENTS MAY
BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID
ACT."

         Each Shareholder acknowledges to the Company and the other Shareholders that (i) the effect of such legend, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or for use as loan collateral and that "stop transfer" instructions may be noted against the Shares sold to such Shareholder hereunder; and (ii) any transferee of such Shareholder is required to become a party to the Shareholders Agreement as a condition to acquiring Shares.

     9. Miscellaneous.

         (a) Subject to the conditions of transfer of Shares hereunder and in the Shareholders Agreement, this Agreement shall be binding upon and shall inure to the benefit of each individual Shareholder and such Shareholder's respective heirs, executors, administrators, assigns and legal representatives and to the
Company and its respective successors and assigns, by way of merger, consolidation or operation of law or otherwise. Once a Shareholder is no longer a shareholder of the Company all rights and benefits (but not the obligations)
previously

                                      -8-

enjoyed by such party pursuant to the terms of this Agreement shall automatically terminate with respect to such party.

         (b) Prior to consummation of any transfer of Shares held by a
Shareholder permitted under the Shareholders Agreement, except for transfers pursuant to a public offering, such party shall cause the transferee to execute an agreement in which the transferee agrees to be bound by the terms of this
Agreement and the Shareholders Agreement.

         (c) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

         (d) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND
ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF
THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF
THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD
NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY
TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED
TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF
FORUM SET FORTH IN THIS SECTION 9 SHALL NOT BE DEEMED TO PRECLUDE THE
ENFORCEMENT OF ANY JUDGMENT OF A NEW YORK FEDERAL OR STATE COURT OR THE TAKING
OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT IN ANY OTHER
APPROPRIATE JURISDICTION.

         (e) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION,
PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS
AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN
OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL
CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING
OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE
SOUTHERN DISTRICT OF NEW YORK, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT
IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL
CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN
CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE
WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD
THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING
TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK;
(3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY
MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR
ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS
BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL,
TO WAIVE ANY RIGHTS TO A JURY TRIAL TO

                                      -9-

RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO
DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF
SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL PROCEEDING IN THE
SOUTHERN DISTRICT OF NEW YORK; (6) AGREE TO PROVIDE THE OTHER PARTIES TO THIS
AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER OF SUCH AGENT; (7) AGREE
AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL
PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH
HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (8) AGREE THAT ANY SERVICE MADE AS
PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (9)
AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE
OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT PERMITTED BY LAW
IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY
MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND
ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         (f) All personal pronouns used in this Agreement, whether used in masculine, feminine or neuter gender, shall include all other genders if the context so requires; the singular shall include the plural, and vice versa.

         (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. If the requirements of this Agreement have otherwise been met, new Shareholders may become parties to this Agreement by executing a counterpart to this Agreement at which time the Company shall revise the
Exhibits as may be necessary or appropriate.

         (h) The words "sale," "sell," "transfer" and the like shall include any disposition by way of transfer, with or without consideration to any person for any purpose and shall include, but shall not be limited in any way to, redemption (of other than its preferred stock) by the issuer, private or public sale or exchanges of securities or any other similar transaction involving the
Shares.

         (i) In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

         (j) This Agreement and the other agreements entered into on the date hereof in connection with this Agreement supersede all prior agreements between the parties with respect to the subject matter thereof (including the letter agreement dated September 16, 2004, by and among The Resolute Fund, L.P., TMC
Holdings, Inc. and Klesch & Company Limited

                                      -10-

and the letter agreement dated September 16, 2004, by and between The Resolute
Fund, L.P. and Klesch & Company Limited) and constitute a complete and exclusive statement of the terms of the agreements among the parties with respect to the subject matter thereof.

         (k) Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as are necessary to effectuate the terms and purposes of this Agreement.

         (l) Whenever notice is required to be given by any party hereunder, such notice shall be deemed sufficient when delivered to the Company at its address above and to each of the other Shareholders at such Shareholder's address set forth on Exhibit I hereto or to such other address as the
Shareholder shall have furnished to the Company.

         (m) Each party to this Agreement represents and warrants to the other parties to this agreement that, except as set forth on Exhibit III hereto, such party has not used any broker, finder or legal, financial or other advisor in connection with the transactions contemplated by this Agreement and the other
Operative Documents, and no party hereto has or shall have any liability or otherwise suffer or incur any damage, cost or expense as a result of or in connection with any brokerage or finder's fee or other commission or fee payment
(collectively, "Damages") of any person or entity retained by such party in connection with any of the transactions contemplated by this Agreement and other the Operative Documents. In addition, each party to this Agreement agrees to indemnify and hold harmless each other party to this Agreement and their respective affiliates for any Damages in connection with the transactions contemplated by this Agreement and the other Operative Documents.

         (n) Each party shall be entitled to rely conclusively upon any notice received, or the failure to receive any notice, from any other party with respect to rights and obligations under this Agreement.

     10. Receipt of Share Certificates. Each Shareholder herewith acknowledges receipt of the certificate(s) evidencing the Shares purchased by such
Shareholder.

                            [Signature Pages Follow]

                                      -11-

         IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written.

                        TAL INTERNATIONAL GROUP, INC.

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                        THE RESOLUTE FUND, L.P.

                        By:  Resolute Fund Partners, LLC, its General Partner

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                        THE RESOLUTE FUND SINGAPORE PV, L.P.

                        By:  Resolute Fund Partners, LLC, its General Partner

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                        THE RESOLUTE FUND NETHERLANDS PV I, L.P.

                        By:  Resolute Fund Partners, LLC, its General Partner

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                                      S-1

                        THE RESOLUTE FUND NETHERLANDS PV II, L.P.

                        By:  Resolute Fund Partners, LLC, its General Partner

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                        THE RESOLUTE FUND NQP, L.P.

                        By:  Resolute Fund Partners, LLC, its General
                        Partner

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                                      S-2

                        JZ EQUITY PARTNERS, PLC

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                                      S-3

                        FAIRHOLME PARTNERS, L.P.

                        By:  Fairholme Capital Management, L.L.C., its
                             General Partner

                        By:
                           --------------------------------------------------
                        Name:
                        Title:

                        FAIRHOLME VENTURES II, LLC.

                        By:  Fairholme Capital Management, L.L.C., its
                             Managing Member

                        By:
                           --------------------------------------------------
                        Name:
                        Title:

                        FAIRHOLME HOLDINGS, LTD.

                        By:  Fairholme Capital Management, L.L.C., its
                             Investment Manager

                        By:
                           --------------------------------------------------
                        Name:
                        Title:

                                      S-4

                        EDGEWATER PRIVATE EQUITY FUND III, L.P.

                        By:  Edgewater III Management L.P., its
                             General Partner

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                        EDGEWATER PRIVATE EQUITY FUND IV, L.P.

                        By:  Edgewater IV Management LLC, its General Partner

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                                      S-5

                        SEACON HOLDINGS LIMITED

                        By:
                           ---------------------------------------------------
                        Name:
                        Title:

                                      S-6

                                    EXHIBIT I

                              Shareholder Schedule



             Shareholder                       Shares of Common Stock      Shares of Preferred Stock
---------------------------------------        ----------------------      -------------------------

The Resolute Fund, L.P.                                52,555.85                   119,785.41741
c/o The Jordan Company, L.P.
767 Fifth Avenue, 48th Floor
New York, New York 10153

The Resolute Fund Singapore PV, L.P.                    2,066.69                     4,710.39778
c/o The Jordan Company, L.P.
767 Fifth Avenue, 48th Floor
New York, New York 10153

The Resolute Fund Netherlands PV I, L.P.                2,480.02                     5,652.47563
c/o The Jordan Company, L.P.
767 Fifth Avenue, 48th Floor
New York, New York 10153

The Resolute Fund Netherlands PV II, L.P.               2,066.69                     4,710.39778
c/o The Jordan Company, L.P.
767 Fifth Avenue, 48th Floor
New York, New York 10153

The Resolute Fund NQP, L.P.                                62.00                       141.31140
c/o The Jordan Company, L.P.
767 Fifth Avenue, 48th Floor
New York, New York 10153

JZ Equity Partners PLC                                  6,372.84                    14,525.00000
17a Curzon Street
London, W1J 5HS
United Kingdom

Fairholme Partners, L.P.                                4,248.56                     9,683.33333
51 J F K Parkway
Short Hills, New Jersey 07078

Fairholme Ventures II, LLC                              4,248.56                     9,683.33333
51 J F K Parkway
Short Hills, New Jersey 07078

Fairholme Holdings, Ltd.                                4,248.57                     9,683.33334
51 J F K Parkway
Short Hills, New Jersey 07078

                                      I-i

Edgewater Private Equity Fund III, L.P.                   877.50                     2,000.00000
c/o The Edgewater Funds
900 N. Michigan Ave., Suite 1800
Chicago, IL 60611

Edgewater Private Equity Fund IV, L.P.                  5,495.34                    12,525.00000
c/o The Edgewater Funds
900 N. Michigan Ave., Suite 1800
Chicago, IL 60611

Seacon Holdings Limited                                11,943.75                     5,000.00000
Attn: Robert Taylor
PO Box 771,
2nd Floor
Thorp House
Rouge Bouillon, St Helier
Jersey JE4 ORX
Channel Islands


                                      I-ii